                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant     [X]

Filed by a Party other than the Registrant     [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement    [_]  Confidential, For Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[_]

                           Atmos Energy Corporation
--------------------------------------------------------------------------------

               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

       (5) Total fee paid:

       -------------------------------------------------------------------------

[_]    Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

[_]    (1)  Amount Previously Paid:

       -------------------------------------------------------------------------

       (2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

       (3)  Filing Party:

       -------------------------------------------------------------------------

       (4)  Date Filed:

       -------------------------------------------------------------------------

                                                       [ATMOS LOGO APPEARS HERE]

                               December 29, 1997

Dear Atmos Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Ambassador Hotel, 3100 I-40 West, Amarillo, Texas 79102, on Wednesday, February 11, 1998, at 11:00 a.m. Central Standard Time.

  The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. In addition, we will review with you the affairs and progress of the Company during the past year and report the results of operations for the first quarter.

  Your participation at this meeting is very important, regardless of the number of shares you hold or whether you will be able to attend the meeting in person. Please date, sign, and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

  On behalf of your Board of Directors, thank you for your continued support and interest in Atmos Energy Corporation.

                                          Sincerely,

                                          /s/ ROBERT W. BEST

                                          Robert W. Best
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                           ATMOS ENERGY CORPORATION
                                P.O. BOX 650205
                           DALLAS, TEXAS 75265-0205

                           NOTICE OF ANNUAL MEETING

To the Shareholders:

  The Annual Meeting of the Shareholders of Atmos Energy Corporation (the "Company") will be held at the Ambassador Hotel, 3100 I-40 West, Amarillo, Texas 79102, on Wednesday, February 11, 1998, at 11:00 a.m., Central Standard Time, for the following purposes:

    1. To elect four Class III directors for three-year terms expiring in 2001.

    2. To act upon a proposal to increase the total number of shares that may be issued under the Restricted Stock Grant Plan by 650,000 shares.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record of the Company's Common Stock at the close of business on December 15, 1997 will be entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed.

                                           By Order of the Board of Directors,


                                                    GLEN A. BLANSCET
                                             Vice President, General Counsel
                                                 and Corporate Secretary

December 29, 1997


                            YOUR VOTE IS IMPORTANT

 TO VOTE YOUR SHARES, PLEASE INDICATE YOUR CHOICES, SIGN AND DATE THE PROXY CARD, AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE MEETING EVEN THOUGH YOU SEND IN YOUR PROXY.

                           ATMOS ENERGY CORPORATION
                                P.O. BOX 650205
                           DALLAS, TEXAS 75265-0205

                                PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

  The proxy enclosed with this statement is solicited by the management of Atmos Energy Corporation (the "Company") at the direction of the Company's Board of Directors. These materials were first mailed to the Company's shareholders on December 29, 1997.

  Any shareholder giving a proxy has the power to revoke the proxy at any time prior to its exercise. The Company expects to solicit proxies primarily by mail, but directors, officers, employees, and agents of the Company may also solicit proxies in person or by telephone or other electronic means. The cost of preparing, assembling, and mailing the proxies and accompanying materials for this Annual Meeting of Shareholders, including the cost of reimbursing brokers and nominees for forwarding proxies and proxy statements to their principals, will be paid by the Company. In addition, Morrow & Co., Inc. ("Morrow") will assist the Company in the solicitation of proxies. The Company will pay $5,000 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.

COMMON STOCK INFORMATION; RECORD DATE

  As of December 15, 1997, there were 29,839,423 shares of the Company's common stock, no par value ("Common Stock"), issued and outstanding, all of which are entitled to vote. These shares constitute the only class of stock of the Company issued and outstanding. As stated in the accompanying Notice of Annual Meeting, only shareholders of record at the close of business on December 15, 1997 will be entitled to vote at the meeting. Each share is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners. The following table lists the beneficial ownership, as of December 1, 1997, of the Company's Common Stock with respect to each person known by the Company to be the beneficial owner of more than five percent of such Common Stock.

                                                  AMOUNT OF      PERCENTAGE OF
                NAME AND ADDRESS                 COMMON STOCK     OUTSTANDING
               OF BENEFICIAL OWNER            BENEFICIALLY OWNED COMMON STOCK
               -------------------            ------------------ -------------
     Employee Stock Ownership Plan and Trust
      for Employees of Atmos Energy
      Corporation (the "ESOP")(a)...........      1,962,080           6.6%

--------
(a) The ESOP permits Company employees who participate in the ESOP to exercise voting power with respect to shares of the Company's Common Stock held in their ESOP accounts. With respect to shares of Common Stock owned by the ESOP for which participating employees do not exercise such voting rights, the ESOP Trust Committee, which is a committee appointed by the Board of Directors currently consisting of certain officers of the Company, is entitled to vote such shares in its discretion.

  Security Ownership of Management. The following table lists the beneficial ownership, as of December 1, 1997, of the Company's Common Stock with respect to all directors and nominees for director of the Company, the executive officers of the Company named in the Summary Compensation Table on page 12 of this Proxy Statement (other than Robert F. Stephens who resigned from the Company in March 1997), and all directors and executive officers of the Company as a group.

                                                  AMOUNT OF      PERCENTAGE OF
                                                 COMMON STOCK     OUTSTANDING
NAME                                          BENEFICIALLY OWNED COMMON STOCK
----                                          ------------------ -------------
Travis W. Bain II............................         1,087           (a)
Robert W. Best...............................       100,000           (a)
Glen A. Blanscet.............................        10,864           (a)
Dan Busbee...................................         3,858           (a)
Richard W. Cardin............................         1,000           (a)
Larry J. Dagley..............................        75,000           (a)
Thomas J. Garland............................         2,087           (a)
J. Charles Goodman...........................         8,687           (a)
Gene C. Koonce...............................        19,343           (a)
Vincent J. Lewis.............................         7,000           (a)
Mary S. Lovell...............................        13,754           (a)
Thomas C. Meredith...........................           445           (a)
Phillip E. Nichol............................         6,300           (a)
Carl S. Quinn................................        21,564           (a)
Lee E. Schlessman............................     1,017,284(b)        3.4%
Charles K. Vaughan...........................        94,709           (a)
Richard Ware II..............................        14,608           (a)
All directors and executive officers as a
 group (20 individuals)......................     1,434,643           4.8%

--------
(a) The percentage of shares beneficially owned by such individual does not exceed one percent of the class so owned.

(b) Mr. Schlessman's shares are held in an irrevocable trust of which Mr. Schlessman is the trustee and beneficiary.

                           1. ELECTION OF DIRECTORS

  Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, each of which class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Directors for Class III are to be elected at this Annual Meeting for three-year terms expiring in 2001. Robert W. Best, Thomas J. Garland, Phillip E. Nichol, and Charles K. Vaughan have been nominated to serve as Class III directors.

  Messrs. Nichol and Vaughan were last elected to three-year terms by the shareholders at the 1995 Annual Meeting and have been nominated to continue to serve as directors for three-year terms ending in 2001. Mr. Best was appointed to the Board of Directors in March 1997 when he assumed his position as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Best was appointed to fill the vacancy created by the resignation of Mr. John W. Norris, Jr., who resigned from the Board on November 14, 1996, and whose term as a Class I director was due to expire in 1999. In accordance with Virginia state law, Mr. Best is required to stand for election by the shareholders at this Annual Meeting. In addition, Texas and Virginia state law both require that the number of directors in each class be as equal as possible. Accordingly, Mr. Best has been nominated to serve as a Class III director, whose term will expire in 2001. Mr. Garland, formerly a director of United Cities Gas Company ("United Cities") prior to its merger with the Company on July 31, 1997 (the "Merger"), was elected by the shareholders at the Special Meeting of the Shareholders on November 12, 1996 to serve as an additional director of the Company pursuant to the provisions of the Agreement and Plan of Reorganization, as amended, between the Company and United Cities (the "Reorganization Agreement"). The Board is nominating Messrs. Garland, Nichol, and Vaughan to continue serving as Class III directors, and is nominating Mr. Best to serve as a Class III director, whose class is being redesignated from Class I. The terms of all nominated directors will expire in 2001.

  The other directors listed on the following pages will continue to serve in their positions for the remainder of their current terms. Lee E. Schlessman will be retiring from the Board at the expiration of his term in February 1998 in accordance with the Company's mandatory retirement policy, and consequently is not standing for reelection. The names, ages, and biographical summaries of
(i) the persons who have been nominated to serve as directors of the Company and (ii) the directors who are continuing in office until the expiration of their terms and the class in which such nominee or other director has been designated, are set forth in the following table. Each of the nominees has consented to be a nominee and to serve as a director if elected, and all votes authorized by the enclosed proxy will be cast FOR all of the nominees. In order to be elected as a director, the Company's Bylaws require a nominee to receive the vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING
NOMINEES:

                                                 YEAR IN WHICH
                                                 FIRST BECAME A CLASS DESIGNATION
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR       AND YEAR OF
DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS  AGE OF THE COMPANY EXPIRATION OF TERM
-------------------------------------------  --- -------------- ------------------
Robert W. Best.......................         51      1997           Class I (1)
 Chairman of the Board, President and                                  1999
 Chief Executive Officer of the
 Company since March 1997. Formerly
 Senior Vice President--Regulated
 Businesses of Consolidated Natural
 Gas Company from January 1996 to
 March 1997; President of Texas Gas
 Transmission Company from February
 1985 to May 1995 and President of
 Transcontinental Gas Pipe Line
 Corporation from February 1992 to
 May 1995.

*******************************************************************************************

Thomas J. Garland....................         63      1997          Class III
 Executive in Residence and                                            1998
 Distinguished Service Professor of
 the Civic Arts at Tusculum College
 in Greeneville, Tennessee and
 consultant since 1990. Also director
 of Peoples Community Bank in Johnson
 City, Tennessee.
Phillip E. Nichol....................         62      1985          Class III
 Senior Vice President and Branch                                      1998
 Manager of PaineWebber Incorporated
 in Fort Worth, Texas since May 1996.
 Formerly Senior Vice President and
 Branch Manager of PaineWebber
 Incorporated in Cleveland, Ohio from
 February 1995 to May 1996; Senior
 Vice President and Manager of Kidder
 Peabody & Co. in Cleveland, Ohio
 from September 1994 until February
 1995 and Vice President and Manager
 of Kidder Peabody & Co. in Toledo,
 Ohio from May 1992 until February
 1995.

----------------
(1) Mr. Best was appointed to fill the Class I director vacancy created by the resignation of Mr. Norris in November 1996. For the reasons discussed above, Mr. Best has been nominated to serve as a Class III director, whose term will expire in 2001.

                                                 YEAR IN WHICH
                                                 FIRST BECAME A CLASS DESIGNATION
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR       AND YEAR OF
DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS  AGE OF THE COMPANY EXPIRATION OF TERM
-------------------------------------------  --- -------------- ------------------
Charles K. Vaughan..................          60      1983          Class III
 Formerly Chairman of the Board of                                     1998
 the Company from June 1994 until
 March 1997; Chairman of the Board
 and Chief Executive Officer of the
 Company from March 1993 until June
 1994; Chairman of the Board,
 President and Chief Executive
 Officer of the Company from October
 1983 until March 1993.

  The following persons are directors of the Company who will be continuing in office until the expiration of their terms as set forth below. As mentioned above, Mr. Schlessman will be retiring from the Board at the expiration of his term in February 1998 in accordance with the Board's mandatory retirement policy.

                                                 YEAR IN WHICH
                                                 FIRST BECAME A CLASS DESIGNATION
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR       AND YEAR OF
DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS  AGE OF THE COMPANY EXPIRATION OF TERM
-------------------------------------------  --- -------------- ------------------
Travis W. Bain II.........................    63      1988           Class I
 President of Bain Enterprises, Inc. in                                1999
 Plano, Texas since November 1991. Also
 director of Delta Industries, Inc. in
 Jackson, Mississippi.
Dan Busbee................................    64      1988           Class I
 Attorney and shareholder with Locke                                   1999
 Purnell Rain Harrell (A Professional
 Corporation) in Dallas, Texas since 1972.

*******************************************************************************************

Richard W. Cardin.........................    62      1997           Class II
 Consultant and private investor since                                 2000
 1995. Formerly office managing partner
 with Arthur Andersen, LLP in Nashville,
 Tennessee from 1980 until 1994. Also
 member of Board of Trustees of CCA Prison
 Realty Trust.

*******************************************************************************************

                                                 YEAR IN WHICH
                                                 FIRST BECAME A CLASS DESIGNATION
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR       AND YEAR OF
DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS  AGE OF THE COMPANY EXPIRATION OF TERM
-------------------------------------------  --- -------------- ------------------
Gene C. Koonce............................    65      1997           Class I
 Formerly Chairman of the Board, President                             1999
 and Chief Executive Officer of United
 Cities from May 1996 until the Merger in
 July 1997; President and Chief Executive
 Officer of United Cities from October
 1978 until May 1996. Also director of
 First American Corporation in Nashville,
 Tennessee.
Vincent J. Lewis..........................    53      1997           Class I
 Senior Vice President at Legg Mason Wood                              1999
 Walker, Inc. in Rutherford, New Jersey
 since 1987.

*******************************************************************************************

Thomas C. Meredith........................    56      1995           Class II
 Chancellor of the University of Alabama                               2000
 System in Tuscaloosa, Alabama since June
 1997. Formerly President of Western
 Kentucky University in Bowling Green,
 Kentucky from 1988 until June 1997.
Carl S. Quinn.............................    66      1994           Class II
 General Partner of Quinn Oil Company,                                 2000
 Ltd. in New York, New York since May
 1992. Formerly Chairman of the Board,
 President and Chief Executive Officer of
 Interstate Natural Gas Company in
 Houston, Texas from January 1992 until
 December 1994; Chairman of the Board and
 Chief Executive Officer of Arkla
 Exploration Company from October 1989
 until January 1992. Also director of Coho
 Energy, Inc. in Dallas, Texas.

*******************************************************************************************

                                                 YEAR IN WHICH
                                                 FIRST BECAME A CLASS DESIGNATION
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR       AND YEAR OF
DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS  AGE OF THE COMPANY EXPIRATION OF TERM
-------------------------------------------  --- -------------- ------------------
Lee E. Schlessman.........................    71      1994          Class III
 President of Dolo Investment Company in                               1998
 Denver, Colorado since February 1994.
 Formerly Chairman of the Board and Chief
 Executive Officer of Greeley Gas Company
 in Denver, Colorado from December 1992
 until December 1993; Chairman of the
 Board, President and Chief Executive
 Officer of Greeley Gas Company in Denver,
 Colorado from March 1976 until December
 1992. Also President of the Board of the
 Rocky Mountain American Automobile
 Association in Denver, Colorado.

*******************************************************************************************

Richard Ware II...........................    51      1994           Class II
 President of Amarillo National Bank in                                2000
 Amarillo, Texas since 1981. Also director
 of The Coca-Cola Bottling Group
 (Southwest), Inc. and member of the Board
 of Trustees of Southern Methodist
 University in Dallas, Texas.

CERTAIN BUSINESS RELATIONSHIPS

  Mr. Schlessman and members of his immediate family are partners in various partnerships that are mortgage lenders to an unaffiliated third party who purchased several real property holdings of the partnerships in Colorado and Kansas. The Company leases those real properties from the third party for office or warehouse space in its Greeley Gas Company division operations. The partnerships continue to hold a mortgage interest in the properties.

  Mr. Ware is the president and a shareholder of Amarillo National Bank, Amarillo, Texas, which bank provides a $12 million short-term line of credit to the Company, serves as a depository bank for the Company, and is trustee for the Company's Restricted Stock Grant Plan.

  For a discussion of other business relationships, see "Human Resources Committee Interlocks and Insider Participation" on page 16.

THE BOARD OF DIRECTORS: COMMITTEES, MEETINGS, AND DIRECTORS' FEES

  Standing Committees. The Company has certain standing committees, each of which is described below.

  The Executive Committee consists of Messrs. Best, Koonce, Schlessman and Vaughan. Mr. Vaughan serves as chairman of the committee. In accordance with the Bylaws of the Company, the Executive Committee has, and may exercise, all of the powers of the Board during the intervals between the Board's meetings, subject to certain limitations and restrictions as set forth in the Bylaws or as may be established by resolution of the Board of Directors from time to time. The Executive Committee held one meeting during the last fiscal year.

  The Audit Committee consists of Messrs. Bain, Busbee, Cardin, Meredith, and Ware. Mr. Busbee serves as chairman of the committee. The Audit Committee reviews the scope and procedures of internal auditing work, the results of independent audits, and the accounting policies of management, and it recommends to the Board the appointment of the Company's outside auditors. During the last fiscal year, the Audit Committee held two meetings.

  The Human Resources Committee consists of Messrs. Bain, Busbee, Garland, Nichol, and Quinn. Mr. Quinn serves as chairman of the committee. This committee reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company. In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding benefit packages, special bonus or stock plans, severance agreements, and succession planning with respect to the Company's officers. During the last fiscal year, the Human Resources Committee held seven meetings.

  The Nominating Committee consists of Messrs. Lewis, Meredith, Nichol, and Schlessman. Mr. Nichol serves as chairman of the committee. This committee selects candidates for consideration by the full Board to fill any vacancies on the Board, which may occur from time to time. The Nominating Committee held three meetings during the last fiscal year. The Nominating Committee also considers sound and meritorious nomination suggestions for directors from shareholders. All letters of recommendation for nomination should be sent to the Corporate Secretary of the Company at the Company's headquarters and should include, in addition to the nominee's name and address, a listing of the nominee's background and qualifications. A signed statement from the nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director.

  The Work Session/Annual Meeting Committee consists of Messrs. Bain, Koonce, Nichol, and Ware. Mr. Bain serves as chairman of the committee. This committee plans the meeting and agenda for the special meeting of the Board held each year for the purpose of focusing on long-range planning and corporate strategy issues and selects the site for the Annual Shareholders Meeting. During the last fiscal year, the Work Session/Annual Meeting Committee held two meetings.

  Attendance at Board Meetings. During the last fiscal year, the Board of Directors of the Company held fourteen meetings. During fiscal year 1997, each director attended at least seventy-five percent of the aggregate of (a) all meetings of the Board and (b) all meetings of the committees of the Board on which such director served.

  Directors' Fees. As compensation for serving as a director during fiscal year 1997, each of the non-employee directors received an annual retainer of $18,000 and a fee of $1,000 per day for attendance at each Board and committee meeting (excluding telephone conference meetings). The annual retainer will be increased to $20,000 commencing on January 1, 1998. The fee paid for participation in a telephonic conference meeting of the Board or a committee is one-half of the regular meeting fee. Committee chairmen are also paid a meeting fee for extraordinary work in connection with their committee duties consisting of work in excess of four hours in any day, the payment of which is determined by the President and the Corporate Secretary of the Company. Directors may elect to defer all or a part of their compensation earned as a director until the earlier of a date specified by the director or the date he or she ceases to be a director. The Company will pay interest on amounts deferred at a rate equal to 100 basis points above the New York Federal Reserve Bank discount rate in effect as of each January 15.

  In November 1994, the Board adopted the Outside Directors Stock-for-Fee Plan, which plan was approved by the shareholders of the Company in February 1995. The plan permits non-employee directors to receive all or part of their annual retainer and meeting fees in Common Stock of the Company rather than in cash. An election by a director to receive his or her fees in stock does not alter the amount of fees payable but results in the deferral of payment of the stock portion of the fees until after the end of each quarter in which the fees were earned. The number of shares of Common Stock issued at such time will be equal to (a) the dollar amount of the fees to be paid in stock divided by (b) the fair market value of the Company's Common Stock on the last day of the applicable quarter. The fair market value is the closing price of a share of Common Stock of the Company as reported by the New York Stock Exchange. Only whole numbers of shares have been and will be issued; fractional shares will be paid in cash.

  Other Compensation for Non-Employee Directors. The Board has adopted a Retirement Plan for Non-Employee Directors, which covers non-employee directors who have served on the Board (including service prior to January 1, 1994 on the Board of Greeley Gas Company and prior to August 1, 1997 on the Board of United Cities) for at least five years and who have attained age 65. Upon retirement, a participating non-employee director is entitled to an annual pension benefit equal to the sum of (a) 50% of the amount of the participant's final annual retainer plus (b) 10% of the amount of the participant's final annual retainer for each year of service on the Board in excess of five years. In no event may the annual pension benefit exceed 100% of a director's final annual retainer. The pension benefit is payable for the participant's life. The plan is unfunded.

  In addition, the Company provides business travel accident insurance for non-employee directors and their spouses. The policy provides $100,000 coverage to directors and $50,000 coverage to their spouses per accident while traveling on Company business.

  Special Arrangements with Mr. Koonce. In connection with the Merger on July 31, 1997, Gene C. Koonce, former Chairman of the Board of United Cities, entered into an Employment Agreement with the Company through December 31, 1997. Under the agreement, Mr. Koonce served as Vice Chairman of the Board and performed Merger assimilation duties and such other duties and functions as the Company assigned Mr. Koonce from time to time. The agreement provided to Mr. Koonce in consideration for his services, a monthly salary of $30,906 and certain other benefits, including, but not limited to, participation in the Company's Supplemental Executive Benefits Plan. In addition, Mr. Koonce will be entitled to a one-time employee retention payment of $60,000 if he is still employed by the Company on December 31, 1997 (or if he is not employed by the Company on that date only under special limited circumstances described in the agreement). Mr. Koonce will also be entitled to benefits under the Company's Retirement Plan for Non-Employee Directors upon his retirement from the Board.

  Other Arrangements with Mr. Vaughan. Effective October 1, 1994, Mr. Vaughan retired as an officer and employee of the Company and entered into a five-year Consulting Agreement with the Company. Under the agreement, Mr. Vaughan performs such consulting services as the Board may request from time to time. The Consulting Agreement was amended on May 14, 1997 to provide additional compensation to Mr. Vaughan in recognition of Mr. Vaughan's increased responsibilities as a result of the change in the Company's management in early 1997. The agreement, as amended, provides for future payments to Mr. Vaughan, in consideration for his consulting services, of $300,000 during fiscal year 1998 and $130,000 during fiscal year 1999. During the 1997 fiscal year, Mr. Vaughan received $345,000 in payment for his services under the Consulting Agreement. The payments are made in semi-annual installments payable on October 1 and April 1 of each fiscal year. The term of the agreement may be extended for additional one-year periods upon the agreement of the Board and Mr. Vaughan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors, and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no Forms 5 were required, the Company believes that, during the last fiscal year, all of the Company's executive officers, directors, and greater-than-ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the Company's last three completed fiscal years to Mr. Best, Robert F. Stephens, who resigned from the Company in March 1997, and the Company's four most highly compensated executive officers other than Messrs. Best and Stephens.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                        ANNUAL COMPENSATION        COMPENSATION
                                  ------------------------------- ---------------
                                                    OTHER ANNUAL    RESTRICTED     ALL OTHER
                                  SALARY  BONUS(A)  COMPENSATION  STOCK AWARDS(B) COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   ($)      ($)         ($)            ($)            ($)
---------------------------  ---- ------- --------- ------------- --------------- -------------
Robert W. Best(c)........    1997 266,426  487,200       (d)         1,225,000          2,184(e)
 Chairman of the Board,
  President
 and Chief Executive
  Officer
Robert F. Stephens(f)....    1997 147,436        0     18,565(g)             0      3,243,584(h)
 Former President and        1996 263,436  140,100       (d)            99,375          7,644
 Chief Operating Officer     1995 240,845  121,900       (d)                 0          7,388
Larry J. Dagley(i).......    1997 125,000  283,400       (d)         1,225,000          1,872(e)
 Executive Vice President
  and
 Chief Financial Officer
J. Charles Goodman.......    1997 177,530  121,400       (d)                 0         11,132(e)
 Executive Vice                                          (d)
  President--                1996 171,127   45,400                      91,425          7,895
 Corporate Operations        1995 138,704   63,700     55,484(j)             0          6,486
Mary S. Lovell...........    1997 157,869  106,000       (d)                 0         11,287(e)
 Senior Vice President--
  Utility                    1996 146,878   46,800       (d)            59,625          6,792
 Services                    1995 132,431   35,400       (d)                 0          6,125
Glen A. Blanscet.........    1997 129,854  198,200       (d)                 0          9,335(e)
 Vice President, General
  Counsel                    1996 122,924   32,600       (d)            29,813          5,690
 and Corporate Secretary     1995 113,712   19,700       (d)            17,125          5,475

--------
(a) Some bonuses were actually paid after the end of the fiscal year in which they are reported. Because their payment relates to services rendered in the fiscal year prior to payment, the Company has consistently reported bonus payments in such prior fiscal year.
(b) The number and value of the aggregate restricted stock holdings at the end of the last fiscal year for each of the executive officers listed above were as follows: Robert W. Best, 50,000 shares with a value of $1,243,750 and Larry J. Dagley, 50,000 shares with a value of $1,243,750. Dividends are paid on the restricted stock reported in the Table at the same rate they are paid on all of the Company's Common Stock. Other than the grants to Messrs. Best and Dagley, no other grants of restricted stock were made during the 1997 fiscal year. The approval of the Merger by the shareholders on November 12, 1996 caused all of the restrictions on the shares of restricted stock previously granted to the other named executive officers to lapse at that time. Accordingly, the remaining named executive officers had no restricted stock holdings at the end of the last fiscal year.
(c) Mr. Best became Chairman, President and CEO of the Company on March 8,
    1997.
(d) The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the Securities and Exchange Commission.
(e) This amount reflects the amount of Company matching and discretionary contributions made during the last fiscal year to the named executive officer's account pursuant to the ESOP and the amount of insurance premiums paid by the Company during the last fiscal year with respect to term life insurance for the benefit of the named executive officer. The amounts paid during the 1997 fiscal year for each named executive officer were as follows: Robert W. Best, $2,184 in term life insurance premiums; Larry J. Dagley, $1,872 in term life insurance premiums; J. Charles Goodman, $10,015 in Company matching and discretionary contributions made pursuant to the ESOP and $1,117 in term life insurance premiums; Mary S. Lovell, $10,282 in Company matching and discretionary contributions made pursuant to the ESOP and $1,005 in term life insurance premiums; and Glen
    A. Blanscet, $8,514 in Company matching and discretionary contributions made pursuant to the ESOP and $821 in term life insurance premiums.
(f) Mr. Stephens resigned as President and Chief Operating Officer of the Company on March 1, 1997.
(g) Other Annual Compensation paid to Mr. Stephens during the 1997 fiscal year included a car allowance in the amount of $13,500.
(h) The total of All Other Compensation paid to Mr. Stephens during the 1997 fiscal year consists of the following: (i) a payment of $3,235,000 pursuant to an agreement dated March 25, 1997 in complete settlement of all benefit rights and other claims arising out of Mr. Stephens' employment with the Company and resignation, (ii) $6,818 in Company matching and discretionary contributions made pursuant to the ESOP, and
    (iii) $1,766 in term life insurance premiums.
(i) Mr. Dagley became Executive Vice President and Chief Financial Officer of the Company on May 1, 1997.
(j) Other Annual Compensation paid to Mr. Goodman during the 1995 fiscal year included the purchase by the Company of a country club membership in the amount of $42,771.

  Retirement Plans. The executive officers listed in the Summary Compensation Table (other than Mr. Stephens who resigned in March 1997) are covered by the Employees' Retirement Plan of Atmos Energy Corporation (the "Atmos Retirement Plan"), a defined benefit pension plan pursuant to which all participants automatically accrue pension credits after completing one year of service with the Company. Each of the executive officers listed in the Summary Compensation Table also participates in the Company's Supplemental Executive Benefits Plan (the "Supplemental Plan"), which provides retirement benefits (as well as supplemental disability and death benefits) to all officers and division presidents of the Company. A participant who has been an officer or division president for at least two years, has five years of vesting service under the Atmos Retirement Plan or a similar plan, and attained age 55 is entitled to a supplemental pension in an amount that, when added to his or her pension payable under the Atmos Retirement Plan or a similar plan, equals 75% of his or her compensation, subject to reductions for less than ten years of vesting service and for retirement prior to age 62.

  The following table illustrates the estimated combined annual benefits payable under the Atmos Retirement Plan and the Supplemental Plan upon retirement at age 62 or later to persons in specified compensation categories and years-of-service classifications as determined in such person's last year of employment.

                             PENSION PLAN TABLE(A)

                                                    YEARS OF SERVICE
                                         ---------------------------------------
REMUNERATION                               15      20      25      30      35
------------                             ------- ------- ------- ------- -------
$  125,000..............................  93,750  93,750  93,750  93,750  93,750
   150,000.............................. 112,500 112,500 112,500 112,500 112,500
   175,000.............................. 131,250 131,250 131,250 131,250 131,250
   200,000.............................. 150,000 150,000 150,000 150,000 150,000
   225,000.............................. 168,750 168,750 168,750 168,750 168,750
   250,000.............................. 187,500 187,500 187,500 187,500 187,500
   300,000.............................. 225,000 225,000 225,000 225,000 225,000
   350,000.............................. 262,500 262,500 262,500 262,500 262,500
   400,000.............................. 300,000 300,000 300,000 300,000 300,000
   450,000.............................. 337,500 337,500 337,500 337,500 337,500
   500,000.............................. 375,000 375,000 375,000 375,000 375,000
   600,000.............................. 450,000 450,000 450,000 450,000 450,000
   700,000.............................. 525,000 525,000 525,000 525,000 525,000
   800,000.............................. 600,000 600,000 600,000 600,000 600,000
   900,000.............................. 675,000 675,000 675,000 675,000 675,000
 1,000,000.............................. 750,000 750,000 750,000 750,000 750,000

--------
(a) The benefit amounts listed in the Pension Plan Table are not subject to any deduction for Social Security or offset amounts and are computed based upon payment as a joint and 50% survivor annuity.

  The Atmos Retirement Plan covers only the regular salary of each of its participants, excluding bonuses (subject to the maximum covered compensation limit of $150,000 as of January 1, 1994 established by the Internal Revenue Code for qualified plans). The Supplemental Plan covers compensation in an amount equal to the sum of (a) the greater of the participant's annual base salary at the date of termination of employment or the average of the participant's annual base salary for the highest of three calendar years (whether or not consecutive) of employment with the Company, plus (b) the greater of the amount of the participant's last award under the Company's Annual Performance Bonus Plan or the average of the participant's highest three performance awards under such plan (whether or not consecutive), plus
(c) the participant's annual car allowance payable by the Company at the date of his or her termination of employment. The amount of current compensation covered by the Supplemental Plan as of the end of the last fiscal year for each of the executive officers listed in the Summary Compensation Table is as follows: Robert W. Best, $877,200; Larry J. Dagley, $496,000; J. Charles Goodman, $273,044; Mary S. Lovell, $237,800; and Glen A. Blanscet, $226,485. Each of such executive officers has the following approximate number of years of credited service under the retirement plans: Robert W. Best, 0 years; Larry
J. Dagley, 0 years; J. Charles Goodman, 16 years; Mary S. Lovell, 10 years; and Glen A. Blanscet, 12 years.

  Employment Severance Compensation Agreements and Change-in-Control Arrangements. The Company has entered into severance agreements with each of the executive officers named in the Summary Compensation Table (with the exception of Mr. Stephens who resigned in March 1997) to provide certain severance benefits for them in the event of the termination of their employment within three years following a "change in control" (as defined in the agreements) of the Company. Under each of the severance agreements and plans described below, a "change in control" of the Company is deemed to occur if, among other things, the shareholders of the Company approve a merger or other similar transaction, whereby the shareholders prior to the transaction will not own at least 60% of the voting power of the Company after the transaction.

  The severance agreements provide that if employment is terminated by the Company other than for "cause" (as defined in the agreements), retirement, death, or disability, or by the employee for "good reason" (as defined in the agreements), the Company will pay to each such executive officer a lump sum severance payment equal to 2.99 times such executive officer's "base amount" compensation, as defined in Section 280G of the Internal Revenue Code. If the total of such lump sum severance payment plus all other payments made in connection with a change in control pursuant to any other plan, arrangement, or agreement results in the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code, such lump sum severance payment will be reduced to the extent necessary to make the total of all such payments not be subject to such excise tax unless the total of all such payments as reduced by the amount of such excise tax is greater than the lump sum severance payment described above. In addition, the executive officer will be entitled to all rights and benefits, if any, provided under any other plan or agreement between such executive officer and the Company.

  Each of the executive officers listed in the Summary Compensation Table (other than Mr. Stephens) has also entered into a Participation Agreement with the Company as required by the Supplemental Plan. The Supplemental Plan provides that the accrued benefits, as calculated pursuant to the plan, of each participant will vest in the event of (a) a termination of the participant's employment by the Company without "cause" (i) following a "change of control" (as both terms are defined in the plan) of the Company,
(ii) in anticipation of a "change in control" (whether or not a "change in control" ever occurs), or (iii) at the request of a party to a pending transaction that will constitute a "change in control", if and when the transaction is consummated; (b) a termination of the plan; (c) an amendment to the plan resulting in a decrease in the benefits otherwise payable to the participant; (d) a termination of the participant's employment without "cause"; or (e) a termination of the participant's participation in the plan for any reason other than resignation or termination of employment for "cause." The approval of the Merger by the Shareholders on November 12, 1996 constituted a "change in control" as defined in the Supplemental Plan. Pursuant to the provisions of the Supplemental Plan, because they were participants in the Supplemental Plan on November 12, 1996, Ms. Lovell, Mr. Goodman and Mr. Blanscet are also each entitled to receive unreduced supplemental pension benefits should any of them voluntarily terminate his or her employment. The Participation Agreements set forth the rights of the participants to their accrued benefits upon the occurrence of the events described above and constitute enforceable contracts separate from the provisions of the Supplemental Plan.

  Each of the executive officers listed in the Summary Compensation Table (other than Mr. Stephens) also participates in the Company's Restricted Stock Grant Plan and has received, from time to time, awards of stock that are restricted with respect to their transferability. The restrictions lapse pursuant to a schedule established by the non-employee members of the Board of Directors at the date of the grant. Notwithstanding any established schedule for the removal of restrictions, however, the restrictions are immediately removed in the event of the participant's death, disability, or retirement at normal retirement age or in the event of a "change of control" (as defined in the plan) of the Company. The approval of the Merger by the shareholders on November 12, 1996 caused all of the restrictions on the shares of restricted stock previously granted to all executive officers at that time to lapse.

  Human Resources Committee Interlocks and Insider Participation. The members of the Human Resources Committee during the last fiscal year were Travis W. Bain, Dan Busbee, Thomas J. Garland, Phillip E. Nichol, and Carl S. Quinn. John W. Norris, Jr. was also a member of the Committee from October 1, 1996 until his resignation on November 14, 1996. Mr. Busbee is a member and shareholder of the law firm of Locke Purnell

Rain Harrell (A Professional Corporation) in Dallas, Texas, which the Company retains from time to time to perform legal services. Mr. Nichol is a senior vice president and branch manager of PaineWebber Incorporated, the investment banking firm retained by United Cities as its financial advisor in connection with the Merger. Mr. Nichol had no involvement in the Merger on behalf of PaineWebber Incorporated or United Cities. There are no interlocking relationships between any executive officer of the Company and any other company.

  Human Resources Committee Report on Executive Compensation. The Company is required to provide specific information regarding the compensation and benefits paid to the Company's Chief Executive Officer and four most highly compensated executive officers. The Human Resources Committee of the Board of Directors (the "Committee"), which is composed entirely of non-employee directors, has prepared this report which describes the philosophy followed by the Company in establishing compensation and benefit practices for all officers and business unit presidents of the Company (the "Executives"). This report was prepared by the Committee after its meeting on October 28, 1997, and the Committee presented this report to the Board of Directors at its meeting held November 12, 1997.

  COMPENSATION PHILOSOPHY AND PRINCIPLES. The Company's philosophy is that total compensation for its Executives should be established by the same process used for its other employees with the following exceptions:

  . Executives should have a greater portion of their compensation at risk than all other employees;

  . A significant portion of executive compensation should be directly tied to the performance of the business; and

  . Executives of the Company should share in the same risks and rewards as do shareholders of the Company.

  To accomplish these goals, the Committee continuously compares its executive compensation levels and performance with selected cross-industry groups of industrial organizations. National market data for executive pay comparisons was obtained from a variety of private industry surveys, including the Top Management Report published by Watson Wyatt Data Services, which includes compensation data on more than 11,000 executives in over 1,400 industrial organizations, including companies in the natural gas distribution industry. These surveys were used for compensation comparison purposes because the Board of Directors believes they most closely represent the marketplace within which the Company must compete for executive talent. The organizations participating in these surveys are different than the companies that appear in the performance graph. Specific job comparisons and access to market data for companies included in the performance graph are not readily available to the Company through known market surveys. However, compensation information from the American Gas Association Survey is also monitored on an annual basis, and for 1997, Atmos base salary and total compensation levels are slightly above the average pay practice for gas distribution companies in its size group.

  During 1997, the Committee retained the services of a nationally recognized compensation consulting firm, Watson Wyatt Worldwide, to conduct an independent review of executive compensation. The Committee reviews the analysis provided by the consultants, evaluates the recommendations made by the consultants, and assesses the performance of the Executives individually and as a group and their contributions to the success of the Company. The Committee provides executive compensation and benefits recommendations to the Board of Directors to support the level of achievement of Company objectives as attained by the Executive group over the last fiscal year.

  At the present time, executive compensation programs consist of base salary, an annual cash incentive plan, and a long-term incentive plan in the form of restricted stock. Each of these compensation arrangements is briefly reviewed in the following sections.

  CASH COMPENSATION--ANNUAL BASE SALARY. All positions within the Company including the Executive positions have formal salary ranges. Positions are compared on the basis of job content to similar positions in companies of approximately the same size as the Company. Salary ranges for all jobs are reviewed on an annual basis, and proposed salary ranges are presented to the Committee for its review and consideration each year in October. The midpoint of each salary range is designed to approximate the 50th percentile or the median of actual base salaries for comparable positions in the market, as defined above.

  Pay for individual Executives may be greater than or less than the salary range midpoint based on performance of the individual and his/her experience in the position. In determining the appropriate salary levels and salary increase recommendations, the Committee also considers current economic conditions and national and industry trends in executive compensation.

  Annually, the Chief Executive Officer and senior officers of the Company provide the Committee with an oral presentation relative to the contributions and performance of each Executive. Seven performance rating categories were used in 1997 to assess individual Executive performance in relation to assigned accountabilities. Salary increase recommendations for Executives are based upon the resulting performance rating and the position of each Executive's salary within the applicable salary range.

  CASH COMPENSATION--SHORT TERM INCENTIVE COMPENSATION. All Executives are considered eligible to participate in the Executive Annual Performance Bonus Plan (the "Bonus Plan"), which provides for cash payments based on criteria the Committee recommends to the Board as critical to the short term success of the Company. Currently, the Bonus Plan criteria consist of two parts, each weighted 50%. One portion is determined by Company performance as measured against a targeted earnings per share (EPS) goal as set by the Board of Directors at the beginning of each fiscal year. The Board of Directors currently considers EPS as the most appropriate measure of Company performance since it is so closely linked to shareholder value. The other portion is measured by the achievement of specific, measurable individual Executive performance goals.

  Target award levels are established under the Bonus Plan and are expressed as a percentage of annual base salary. Target award levels will vary among the Executives based upon the level of responsibility and ability to impact overall Company performance. These levels vary by salary grade. Incentive opportunity for the lowest level Executive ranges from 0% to 31.5% of annual base salary. The Chief Executive Officer of the Company is eligible for an incentive award ranging from 0% to 90% of annual base salary. The Board of Directors retains the discretion to award bonus payments outside the Bonus Plan guidelines in the event of exceptional operating results or under special circumstances which result in outstanding Company performance for the fiscal period.

  Total cash compensation opportunity for the Company is defined as the salary paid for each position plus the maximum possible bonus award. In the event that maximum awards were paid under the Bonus Plan, total cash compensation for the Executives as a group would approximate the 75th percentile of actual total cash compensation in industrial companies of similar size. Corporate performance must significantly exceed stated goals and objectives to support maximum incentive awards under the Bonus Plan, and each Executive must not only achieve but far exceed assigned individual goals and objectives. While this level of Company performance is possible, probability of attainment of the targeted earnings per share to fund a maximum incentive award pool would be the exception. If Company performance does not meet the targeted threshold of earnings per share and bonus awards are not paid, total cash compensation for the Executives would approximate the 25th percentile of actual total cash compensation in industrial organizations of comparable size.

  LONG-TERM INCENTIVE COMPENSATION--RESTRICTED STOCK GRANT PLAN. The Board of Directors of the Company believes that long-term incentive awards strengthen the ability of the Company to attract, motivate, and retain executives of superior capability and more closely align the interests of the management group with the interests of the shareholders. The Company's long-term incentive compensation plan consists of grants of Company stock to Executives under the Restricted Stock Grant Plan. Individual grants under the plan are made on a discretionary basis. The timing and amount of restricted stock granted will vary based on the performance of the Company and the Executive.

  Recommendations for awards under the Restricted Stock Grant Plan are submitted by the Committee to the Board of Directors for approval. From time to time the Committee, in its discretion, may recommend special awards under the Restricted Stock Grant Plan beyond the typical award level. Such recommendations may be forthcoming in instances where both Company performance and the performance of the Executive are considered to be exceptional.

  During the 1997 fiscal year, restricted stock grants were awarded to two of the twenty-four Executives of the Company. These awards were granted to the Chief Executive Officer and the Chief Financial Officer of the Company in August 1997 in connection with their recent employment with the Company and are consistent with the Company's past practices.

  The Board of Directors, based upon recommendations from the Committee, defines the restrictions applicable to any award under the Restricted Stock Grant Plan. Restricted stock grants made in the recent past and in the 1997 fiscal year require the completion of six years of service with the Company after the date of grant to be fully vested. The restricted stock award will vest 25% on the third anniversary date of grant and will vest 25% per year on each subsequent anniversary thereof. The Board of Directors, in its discretion, may change the vesting period for subsequent awards to a participant under the Restricted Stock Grant Plan and may accelerate the vesting of awards previously made under the Restricted Stock Grant Plan.

  Stock certificates are held in the custody of the Company by means of a trust until restrictions are removed. As beneficiaries of restricted stock grants, the Executives have the right to vote the restricted stock held in trust and to receive all dividends paid.

  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and the Executives of various payments and benefits. Some types of compensation payments and their deductibility depend on the timing of any vesting requirement or the exercise of previously granted rights. Further, interpretations of and changes in tax laws and other factors beyond the Committee's control may also affect the deductibility of certain compensation payments and benefits. For these reasons, the Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  CHIEF EXECUTIVE OFFICER COMPENSATION. The Board of Directors elected Robert
W. Best as Chairman, President and Chief Executive Officer of the Company effective March 8, 1997. Mr. Best's annual base salary is $475,000, or approximately 4% above the 1997 salary range midpoint for the position of Chairman, President and Chief Executive Officer. A sign-on bonus of $100,000 was paid to Mr. Best at the time of his employment. Mr. Best received a restricted stock grant award of 50,000 shares on August 13, 1997 in connection with his recent employment with the Company. This is consistent with the Company's past practices.

  Mr. Best received a bonus award for fiscal 1997 of $387,200 in accordance with the provisions and performance objectives established under the Bonus Plan. This incentive award payment is considered appropriate and reasonable given the 1997 earnings per share of $1.42, as adjusted for unusual charges incurred during 1997 and given the successful completion of the Company's merger with United Cities Gas Company. The Company's total return to shareholders for fiscal 1997, as calculated for purposes of the performance graph, was 10.80% compared to the weighted average total return of 17.95% for the gas distribution companies used as the comparison companies in the performance graph.

                                          HUMAN RESOURCES COMMITTEE

                                          Carl S. Quinn, Chairman
                                          Travis W. Bain II
                                          Dan Busbee
                                          Thomas J. Garland
                                          Phillip E. Nichol

  Performance Graph. The following graph compares the yearly percentage change in the Company's total return to shareholders for the last five fiscal years with the total return of the Standard and Poors 500 Stock Index and the cumulative total return of other natural gas distribution companies.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                          AMONG ATMOS, S&P 500 INDEX
                         AND COMPARISON COMPANY INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                                               -------------
                               1992 1993 1994 1995 1996 1997

    ATMOS ENERGY CORPORATION   $100 $143 $131 $150 $189 $209
  ----------------------------------------------------------
    S&P 500 COMPOSITE INDEX    $100 $113 $117 $152 $183 $257
  ----------------------------------------------------------
    COMPARISON COMPANY INDEX   $100 $127 $112 $130 $159 $187

  * Assumes a $100 investment on September 30, 1992, and reinvestment of dividends.

  The following companies were included in the Comparison Company Index used in the graph: AGL Resources, Inc., Cascade Natural Gas Corp., Connecticut Energy Corporation, Eastern Enterprises, Indiana Energy, Inc., KeySpan Energy Corporation, Laclede Gas Company, New Jersey Resources Corporation, NICOR Inc., Northwest Natural Gas Company, NUI Corporation, ONEOK Inc., Pacific Enterprises, Peoples Energy Corporation, Piedmont Natural Gas Company, Inc., Public Service Company of North Carolina, Southern Union Company, Southwest Gas Corporation, UGI Corporation, Washington Gas Light Company, WICOR, Inc., and Yankee Energy System, Inc.

  The Company utilized a different Comparison Company Index from the index it used in the 1996 fiscal year due primarily to the fact that the size of the Company (in total customers, revenues and assets) substantially increased in the 1997 fiscal year as a result of the Merger in July 1997. The index used in the 1997 fiscal year was the Merrill Lynch Small, Mid and Large Cap Index for natural gas local distribution companies, which index Merrill Lynch utilizes to represent natural gas distribution companies in its weekly research reports. In the 1996 fiscal year, the Company utilized an index comprised of returns of a peer group of companies, each of which received at least 90% of its gross revenues from the distribution and sale of natural gas to end users and had a September 30 fiscal year-end.

  If the same index utilized in fiscal year 1996 had been utilized in 1997, the weighted average total return for the companies included in such index for the 1997 fiscal year would have been 20.51%. The Company believes that the companies included in the Comparison Company Index utilized in the 1997 fiscal year better reflect the peer companies of the Company for the reasons stated above.

                    2.AMENDMENT TO INCREASE SHARES ISSUABLE
                       UNDER THE RESTRICTED STOCK GRANT PLAN

GENERAL DESCRIPTION OF PLAN

  The Company's Restricted Stock Grant Plan (the "Plan"), which became effective October 1, 1987, provides for awards of Common Stock that are subject to certain restrictions ("Restricted Stock") to certain management and key employees of the Company. The purpose of the plan is to retain and attract exceptional managerial and professional employees and to encourage their strong commitment to corporate objectives. Currently, 24 employees of the Company participate in the Plan.

  The Plan is administered by the Board of Directors. The members of the Board make the final determinations regarding participation in the Plan, awards under the Plan, and restrictions on the Restricted Stock awarded. The total number of shares under such awards to be made during the next fiscal year is not determinable at this time, although a total of 111,250 shares was awarded by the Board on November 12, 1997. The Restricted Stock consists of both previously issued stock purchased in the open market or shares purchased from the Company as original issue or treasury shares.

  The Restricted Stock may not be transferred until the restrictions on such stock have been removed. Under the Plan, upon the participant's completion of three years of service with the Company after the date of the participant's first grant, restrictions on 25% of the Restricted Stock will be removed, and restrictions on an additional 25% of the Restricted Stock will be removed each year thereafter. Thus, the restrictions on all of such Restricted Stock will be removed upon completion of the sixth year following the date of the grant of the Restricted Stock. Subsequent grants of Restricted Stock to participants may have different restriction provisions from those discussed above, as determined by the Board of Directors. However, the award of such stock will be conditioned upon the acceptance by the participant of such different provisions. Share certificates representing Restricted Stock are held in the custody of the Company for the participant's account by means of a trust created for such purpose until such time as the restrictions are removed pursuant to the plan. Participants have the right to vote the Restricted Stock held in their accounts and to receive all dividends and other distributions (other than stock dividends and distributions) paid or made with respect to such Restricted Stock. Dividends are paid on the Restricted Stock at the same rate they are paid on all of the Company's Common Stock. Notwithstanding the foregoing schedule for the removal of restrictions, in the event of a participant's death, disability, or retirement at normal retirement age or in the event of a "change of control" (as defined in the Plan) of the Company, the restrictions on shares of Restricted Stock granted to a participant prior to such event will be immediately removed.

  The Board of Directors may amend the Plan at any time or terminate the Plan at any time with respect to shares of Restricted Stock not previously granted. However, no amendment to the Plan may impair the rights of any participant with respect to any Restricted Stock previously awarded to such participant without his consent. Furthermore, no amendment may materially increase the benefits accruing to participants under the Plan, materially increase the aggregate number of shares issuable under the Plan, change the class of employees who are eligible to participate in the Plan, withdraw the administration of the Plan from the Board of Directors, or permit any non-employee member of the Board to become eligible to participate in the Plan without the approval of the shareholders of the Company.

BOARD RECOMMENDATION TO INCREASE SHARES ISSUABLE

  On November 12, 1997, the Board of Directors adopted an amendment to the Plan to increase the total number of shares of Restricted Stock that may be awarded under the Plan by an additional 650,000 shares. The amendment will become effective only upon the approval of the shareholders of the Company. The total number of shares that can currently be awarded under the Plan is 900,000 shares, 758,750 shares of which have already been awarded. The Board of Directors believes that the Plan is accomplishing its purpose of attracting and retaining exceptional managerial and professional employees who are strongly committed to the objectives of the Company and adopted this proposed amendment to the Plan in order that future awards may continue to be made as the Board may determine.

  The proposed amendment to the Plan to increase the total number of shares of Restricted Stock that may be awarded is being submitted for the approval of the shareholders of the Company pursuant to the provisions of the Plan. According to the Company's Bylaws, this proposal to amend the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting at which a quorum is present. An abstention will in effect constitute a vote against the proposal, while a broker non-vote will not be counted.

  In connection with its approval of the proposed amendment to the Plan, the Board of Directors submits the following resolution for adoption by the shareholders at the Annual Meeting:

  RESOLVED, that an additional 650,000 shares be authorized for issuance under the Atmos Energy Corporation Restricted Stock Grant Plan and the third sentence of Section IV of the Plan be amended to read as follows:

  "The total number of shares of Restricted Stock, subject to adjustment as provided in Section XII, which may be awarded by the Company under the Plan shall not be more than 1,550,000 shares."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE RESTRICTED STOCK GRANT PLAN TO INCREASE THE TOTAL NUMBER SHARES OF RESTRICTED STOCK AWARDABLE THEREUNDER BY AN ADDITIONAL 650,000 SHARES.

                                   AUDITORS

  Upon the recommendation by the Audit Committee, the Board of Directors selected Ernst & Young LLP to continue as the Company's auditors for the fiscal year ending September 30, 1998. The firm of Ernst & Young LLP and its predecessors have been the independent auditors of the Company since the Company's incorporation in 1983. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

OTHER BUSINESS

  The Company does not know of any other business that may come before the Annual Meeting. However, if any other matters are properly brought before the meeting by the management or any shareholder, it is the intention of each person named in the accompanying proxy to vote such proxy in accordance with his judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

SHAREHOLDER PROPOSALS

  In the event a shareholder intends to present a proposal at the 1999 Annual Meeting of Shareholders, it must be received at the offices of the Company no later than August 31, 1998 for inclusion in the Company's Proxy Statement relating to such meeting.

                                           By Order of the Board of Directors,

                                                    GLEN A. BLANSCET
                                             Vice President, General Counsel
                                                 and Corporate Secretary

Dallas, Texas
December 29, 1997

                                  APPENDIX 1


                                    PROXY

                           ATMOS ENERGY CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of
               the Company for Annual Meeting, February 11, 1998


   The undersigned hereby constitutes and appoints Robert W. Best, Dan Busbee, Charles K. Vaughan and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of ATMOS ENERGY CORPORATION, to be held at the Ambassador Hotel, 3100 I-40 West, Amarillo, Texas 79102 on Wednesday, February 11, 1998, and at any postponements or adjournment thereof, on all matters coming before said meeting.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                                                                     SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE                SIDE

ATMOS LOGO                                                   THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.


Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                         COMPANY HIGHLIGHTS DURING 1997

 .   On July 31, 1997, the Company successfully completed the merger of United
    Cities Gas Company. As a result, the Company now serves over 1 million customers in 13 states.

 .   The Company designed and began implementing a plan that will result in the integration of the operations and personnel of United Cities, as well as a customer service initiative project, which includes a centralized customer call center operation in Amarillo, Texas.

 .   The Company achieved "A" ratings on its secured and unsecured debt, which was rated by the debt rating agencies for the first time in 1997.

                                  DETACH HERE
--------------------------------------------------------------------------------
[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

   The Board of Directors recommends a vote FOR the election of all nominees for director.

1. Nominees for Director: Class III: Robert W. Best, Thomas J. Garland, Phillip
   E. Nichol, Charles K. Vaughan

              FOR ALL NOMINEES        WITHHELD FROM ALL NOMINEES
                   [___]                         [___]

   For, except vote withheld from the following nominee(s):

   ------------------------------

   The Board of Directors recommends a vote FOR approval of the amendment to the Restricted Stock Grant Plan.

2. Approval of Amendment to Restricted        FOR     AGAINST    ABSTAIN
   Stock Grant Plan to increase number of    [___]     [___]      [___]
   shares issuable.

                                   MARK HERE
                              FOR ADDRESS CHANGE
                            AND NOTE AT LEFT  [___]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE PROPOSAL TO APPROVE THE AMENDMENT TO THE RESTRICTED STOCK GRANT PLAN.

          Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature:                Date          Signature:                  Date
          --------------      ---------           -----------------     -------

                                   APPENDIX 2



                            Atmos Energy Corporation

                          Restricted Stock Grant Plan



                           Effective October 1, 1987
                  Amended and Restated as of November 12, 1997

                            ATMOS ENERGY CORPORATION
                          RESTRICTED STOCK GRANT PLAN
                 (Amended and Restated as of November 12, 1997)


  I.    Purpose of Plan
        ---------------

     The Atmos Energy Corporation Restricted Stock Grant Plan (the "Plan") has been established to align the interests of its participants more directly with those of the Company's shareholders, to retain and attract managerial and professional personnel of exceptional ability and to encourage strong commitment to corporate objectives.

 II.    Plan Definitions
        ----------------

     All rights and conditions under the Plan are specified in the following paragraphs subject to compliance with applicable laws and regulations. As used in the Plan, the following terms and phrases shall have the meanings ascribed to them below:

     A. "Board" or "Board of Directors" shall mean the Board of Directors of Atmos Energy Corporation.

     B.   "Common Stock" shall mean the common stock of Atmos Energy
          Corporation.

     C.   "Company" shall mean Atmos Energy Corporation.

     D. "Disability" shall mean such total and permanent disability as qualifies the participant for benefits under the Company's Long-Term Disability Plan covering the participant at the time.

     E.   "Exchange Act" shall mean the Securities Exchange Act of 1934.

     F. "Fair Market Value" with regard to the Restricted Stock on a particular date shall mean the closing price of a share of Common Stock as reported by the New York Stock Exchange-Composite Transactions on that date. However, if no trading in the Common Stock occurs on the New York Stock Exchange on that date, the "Fair Market Value" shall mean the closing price as reported on the immediately preceding date. In the event the Common Stock is traded on an exchange other than the New York Stock Exchange, the Board of Directors shall select a suitable substitute published stock quotation system, which system shall be in compliance with all relevant regulatory provisions.

     G. "Subsidiary" shall mean any direct or indirect subsidiary of Atmos Energy Corporation.

 III.   Eligibility
        -----------

     The participants in the Plan shall be such employees of the Company or any Subsidiary as may be selected from time to time by the Board in its discretion. Directors of the Company who are not also employees of the Company shall not be eligible to participate in the Plan. In order to receive Restricted Stock, participants must not, at the time the grant of Restricted Stock is made, be subject to any agreement with the Company that restricts the acquisition of shares of Common Stock.

 IV.    Stock Subject to Plan
        ---------------------

     The stock subject to the Plan shall consist of shares of Common Stock to which the restrictions specified in Section V.F. are attached. This stock is hereafter referred to as "Restricted Stock". The total number of shares of Restricted Stock, subject to adjustment as provided in Section XII, that may be awarded by the Company under the Plan shall not be more than 900,000 shares. Restricted Stock awarded under the Plan shall, in the sole discretion of the Board of Directors, consist of either previously issued shares purchased on the open market or shares purchased from the Company as original issue shares or treasury shares.

  V.    Terms and Conditions of Restricted Stock Awards
        -----------------------------------------------

     Each share of Restricted Stock awarded under the Plan shall be subject to the following restrictions:

     A. Shares of Restricted Stock awarded to a Plan participant may not be sold, transferred, pledged, hypothecated, encumbered, or otherwise alienated in any manner, whether voluntarily, by operation of law, or otherwise, until the restrictions on such shares are removed pursuant to the Plan and said shares are delivered to the participant.

     B. Shares of Restricted Stock awarded to a Plan participant will be forfeited if, prior to the removal of restrictions on the Restricted Stock awarded hereunder, the recipient terminates employment for any reason other than death, disability, or retirement.

     C. At the time and on the date of a participant's death, disability, or retirement (upon or after attaining the age of 62) while employed by the Company or Subsidiary, all restrictions placed on each share of Restricted Stock awarded to that participant shall be removed and such shares shall be delivered to the participant or to his legal representatives, beneficiaries, or heirs. From and after such date, the participant or the participant's estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such stock subject to applicable state and federal regulations. The restrictions on shares of Restricted Stock awarded to a participant shall not be removed due to the participant's retirement prior to attaining the age of 62, unless such removal is expressly approved by the Board of Directors.

      D. Stock certificates representing the number of shares of Restricted Stock granted to an employee of the Company or Subsidiary shall be registered in the employee's name, but the certificates representing any shares of Restricted Stock shall be held in the custody of the Company for the participant's account. All dividends and distributions (other than stock dividends and distributions) on shares held in the custody of the Company shall be paid to the participant, however, regardless of the fact that the shares are being held in behalf of the participant. Any new, additional, or different shares or securities issued (due to a stock split, stock dividend, or other stock distribution) with respect to Restricted Stock previously awarded under the Plan shall be held by the Company as Restricted Stock for the participant's account and shall have the same restrictions as the underlying Restricted Stock with respect to which such new, additional, or different shares or securities were issued. At such time as restrictions are removed from any portion of the Restricted Stock held by the Company for the participant, certificates representing such shares shall be delivered free of all restrictions to the participant or to the participant's legal representatives, beneficiaries, or heirs.

      E. Additional grants of Restricted Stock to a participant after the initial grant to such participant may have restriction provisions different from those provided in Section VI. If such is the case, the award of such stock will be conditioned upon the acceptance by the participant of such different provisions.

      F. Each certificate issued in respect of shares of Restricted Stock granted to a participant under the Plan shall bear the following, or similar legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) contained in the Atmos Energy Corporation Restricted Stock Grant Plan. A copy of the Plan is on file in the office of Atmos Energy Corporation, 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240."


 VI.    Removal of Restrictions
        -----------------------

     A participant who receives a Restricted Stock award pursuant to the Plan shall be entitled to delivery of shares free and clear of all restrictions, if such participant is an employee of the Company or Subsidiary at the time (subject to the provisions of Sections V.C. and V.E. herein), according to the following schedule:


                                                Percentage of Original
            Completed Years of Service              Grant Delivered
               After Date of Grant                  to Participant
               -------------------                  --------------
                      3                                    25%
                      4                                    25%
                      5                                    25%
                      6                                    25%


     Notwithstanding the foregoing provisions, each participant shall, in the event of a Change of Control of the Company, receive free of restriction all Restricted Stock granted to the participant on or before the effective date of such Change of Control. As used in the Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

     (i)  (A)  Any "Person" (as defined in subparagraph (ii) below), other than
          (1) the Company or any Subsidiary, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, as defined in Rule 12b-2 promulgated under
          Section 12 of the Exchange Act ("Affiliates"), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company, in substantially the same proportions as their ownership of stock of the Company, who is or becomes the "beneficial owner" (as defined in subparagraph (ii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities, or 33-1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (C)(1) below.

          (B) During any period of two consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board of the Company and any "new director" (as defined in subparagraph (ii) below) cease for any reason to constitute a majority of the Board.

          (C) There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, except if:

               (1) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

               (2) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 60% or more of the combined voting power of the Company's then outstanding securities.

          (D) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     (ii) For purposes of subparagraph (i) above,

          (A) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

          (B) "Beneficial owner" shall have the meaning provided in Rule 13d-3 under the Exchange Act.

          (C) "New director" shall mean an individual whose election by the Company's Board or nomination for election by the Company's shareholders was approved by a vote of at least 2/3's of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved or recommended. However, "new director" shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

VII. Stock Withholding Requirement
     -----------------------------

     Upon the removal or lapse of the restrictions on any Restricted Stock awarded to a participant, the number of shares issuable by the Company to the participant shall be subject to applicable withholding requirements for income and employment taxes arising from the removal or lapse of the restrictions on the Restricted Stock.

VIII.   Forfeited Shares
        ----------------

     If shares of Restricted Stock are forfeited according to the terms of the Plan, the number of shares forfeited may be added back to the number of shares available for issuance under the Plan. Any shares of Restricted Stock that are forfeited according to the terms of the Plan shall be held by the Company as treasury shares and shall be available for reissuance under the Plan.

 IX.    Rights of Recipients as Shareholders
        ------------------------------------

     Except as otherwise provided in the Plan, a recipient of a Restricted Stock grant under the Plan shall have all of the rights of a shareholder of the Company with respect to such shares of Restricted Stock, including the right to vote such shares and receive the dividends and other distributions paid or made with respect to such shares in accordance with Section V.D. above.

  X.    Administration of the Plan
        --------------------------

     The Board shall have full authority to manage and control the operation and administration of the Plan. Any action taken by the Board with respect to the Plan shall be taken upon the affirmative vote of a majority of the directors. The Board shall have the power to construe and interpret the Plan in accordance with its terms and to establish and amend the rules and regulations for its administration. All determinations of the Board shall be final and shall not be subject to appeal. The Board shall designate those employees of the Company and its Subsidiaries who are eligible to participate in the Plan subject to the provisions of Section III and shall designate the amounts of Restricted Stock to be granted.

 XI.    Amendment and Termination
        -------------------------

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Restricted Stock which have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Restricted Stock theretofore granted may be made which would impair the rights of the grantee without the consent of such grantee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, materially increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of employees eligible to receive grants under the Plan, withdraw the administration of the Plan from the Board or permit any non-employee member of the Board to be eligible to receive a grant under the Plan without the approval of the stockholders of the Company.


XII.   Adjustment Upon Changes in Stock
       --------------------------------

       If there shall be any change in the number of shares of Common Stock subject to the Plan or to any Restricted Stock granted thereunder, through subdivision, combination, or reclassification of shares, or through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustment shall be made by the Board in the aggregate number of shares subject to the Plan.

XIII.  No Employment Rights
       --------------------

       The adoption of the Plan does not confer upon any employee of the Company or a Subsidiary any right to continue employment with the Company or Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.


        IN WITNESS WHEREOF, and as conclusive evidence of its adoption of this Amended and Restated Restricted Stock Grant Plan, the Company has caused this Plan to be duly executed on this 12/th/ day of November, 1997.

                                    ATMOS ENERGY CORPORATION


                                    By: /s/ Robert W. Best
                                       ------------------------------
                                            Robert W. Best
                                            Chairman, President and
                                            Chief Executive Officer